UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: September 8, 2021

(Date of earliest event reported)

INTERNET SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55897	81-2775456
(State of Incorporation)	Commission File Number	(IRS EIN)

521 Fifth Ave, 17th Floor

New York, New York 10016

(Address of principal executive offices)

212-586-4141

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Item 5.02	DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Matthew Liotine as CTO and Senior Managing Director

On September 8, 2021, the Board of Directors of Internet Sciences, Inc., a Delaware corporation (the "Corporation") appointed Matthew Liotine to serve as Chief Technology Officer and Senior Managing Director of the Corporation. His appointment will take effect on September 13, 2021. Matthew Liotine is an experienced executive and university business researcher who was served on company boards and led advisory panels on strategic technology issues. His industry experience includes manufacturing, retail, CPG, health, information technology, private equity, and chemical. He is currently a member of the Board of Directors of Syndicate Inc., Acirah PBC, Coinifide LLC, NWI Inc, and The Center for Supply Chain Management & Logistics at the University of Illinois at Chicago. He is also a member of the advisory board for Mastercard Inc. He previously served on the advisory board for Wells Fargo Inc., Accenture Inc., Oracle Inc., Baird Capital Partners, and Amick Brown LLC.

Election of John Malone and Mark T. Maybury as members of the Board of Directors

On September 8, 2021, the majority shareholders of the Corporation elected John Malone and Mark T. Maybury to serve as members of the Board of Directors of the Corporation, effective immediately.

John Malone has achieved high levels of success in a wide range of organizations from a Fortune 100 company to brand new startups. Mr. Malone has spent five years an independent director of a NYSE company, a combined ten years as the executive chairman of two VC backed SW companies, 2 years as a founder and CEO, and 20+ years accountable for revenue generation as the SVP of Sales and Marketing, and 5 years as a mentor and executive coach to 18 CEOs. He currently serves as Chairman of a CEO Peer Group for Vistage International, advisor to the CEO at Stardog, and an Executive Committee Member of the advisory board of the Virginia Tech Apex Center for Entrepreneurs by the Princeton Review.

Mark T. Maybury is currently the Chief Technology Officer of Stanley Black & Decker. Dr. Maybury’s board experience extends over the past 17 years. A current member of the Defense Science Board, the Connecticut Science Center Board, and the Mark Twain House and Museum Board, he served on the Executive Committee of the Air Force Scientific Advisory Board and the Homeland Security Science and Technology Advisory Committee. He is a former member of the board of the Object Management Group/Industrial Internet Consortia and of the Advanced Cyber Security Center (ACSC). He serves on the DoE JCESR Energy Storage Advisory Committee. Dr. Maybury is a Fellow of both the IEEE and the Association for the Advancement of Artificial Intelligence. He has authored or edited 10 books and more than 60 refereed publications. He has testified to the U.S. Congress, served as expert witness in the U.K., and was awarded 3 patents plus one pending and numerous awards including from the Secretary of Defense and President of the United States.

Item 9.01	Exhibits.

Exhibit No.	Description
10.1	Action by Written Consent of the Board of Directors of Internet Sciences, Inc.
10.2	Action by Written Consent of the Shareholders of Internet Sciences, Inc.
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Internet Sciences, Inc.

Dated: September 10, 2021	By: /s/ Lynda Chervil
Lynda Chervil, CEO